Exhibit 16

Securities and Exchange Commission

450 5th Street, N.W.

Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Allin Corporation dated April 9, 2003.

/s/ Hill, Barth & King LLC

Wexford, Pennsylvania

April 9, 2003